Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               WAVE SYSTEMS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1)      Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)       Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         ----------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------
         3)       Filing Party:

         ----------------------------------------------------------------
         4)       Date Filed:

         ----------------------------------------------------------------

--------------------------------------------------------------------------------
                               WAVE SYSTEMS CORP.
--------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held July 17, 1997


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Wave Systems Corp. (the "Company") will be held Thursday, July 17, 1997 at the offices of the Company, 540 Madison Avenue, New York, New York, for the following purposes:

          1. To elect six directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

          2. To consider and act upon a proposal to approve an Amendment to the Restated Certificate of Incorporation of the Company to increase the number of shares of Class A Common Stock that the Company shall have authority to issue from 25 million to 50 million shares;

          3. To consider and act upon a proposal to amend the Company's 1994 Employee Stock Option Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 1,000,000 shares;

          4. To consider and act upon a proposal to approve the Company's 1996 Performance Stock Option Plan;


          5. To consider and act upon a proposal to permit the issuance to the holder of the outstanding shares of the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock that number of shares of Class A Common Stock that equals or exceeds 20% of that number of shares of outstanding common stock of the Company as at December 27, 1996 or May 30, 1997, respectively;


          6. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997; and

          7. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on Friday, June 13, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                            By Order of the Board of Directors,


                                            /s/ James Stokes Hatch


                                            James Stokes Hatch
                                            Secretary


Lee, Massachusetts
June 23, 1997


                             YOUR VOTE IS IMPORTANT

        If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

                               WAVE SYSTEMS CORP.

                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 17, 1997

General

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Wave Systems Corp., a Delaware corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, July 17, 1997, commencing at 4:00 P.M., at the offices of the Company, 540 Madison Avenue, New York, New York, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

     The principal executive offices of the Company are located at 480 Pleasant Street, Lee, Massachusetts 01238. The approximate mailing date of this Proxy Statement and the accompanying proxy is June 23, 1997.


Voting Rights and Votes Required


     Only stockholders of record at the close of business on Friday, June 13, 1997 will be entitled to notice of and to vote at the Annual Meeting. As of such record date, the Company had outstanding 14,337,525 shares of Class A Common Stock and 5,512,255 shares of Class B Common Stock. Each stockholder is entitled to one vote for each share of common stock held on the matters to be considered at the Annual Meeting. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of the Amendment to the Restated Certificate of Incorporation to increase the authorized amount of Class A Common Stock from 25 million to 50 million shares, for the approval of the Amendment to the 1994 Stock Option Plan, for the approval of the 1996 Performance Stock Option Plan, for the approval of the proposal to permit the issuance of shares of Class A Common Stock to the holder of the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock, and for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.


The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.




         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information concerning the beneficial ownership of the Company's Class A and Class B Common Stock as of March 31, 1997 (except as otherwise noted) by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Class A or Class B Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, holders of Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder.


                                                                                                    Percent
                                                                                                     of All
                                   Number of Shares                 Number of Shares    Percent   Outstanding
                                  of Class A Common   Percent of   of Class B Common      of         Common
Beneficial Owner(1)                 Stock Owned(2)       Class        Stock Owned        Class      Stock(3)
-------------------------         -----------------   ----------   -----------------    -------   -----------

Peter J. Sprague(4)                      1,330             *           1,898,834          31.5        10.4

Steven Sprague(5)                       89,830             *             272,757           4.7         2.0

John E. Bagalay, Jr.(6)                 36,000             *             637,804          11.0         3.7

Philippe Bertin(7)                      36,000             *              16,000           *           *

George Gilder(8)                        52,667             *               2,000           *           *

John E. McConnaughy, Jr.(9)             36,000             *             545,000           9.6         3.2

Gene W. Ray(10)                         36,000             *             426,576           7.5         2.6

The Titan Corporation(11)                    0             -             426,576           7.5         2.4

Boston University(12)                        0             -             637,804          11.0         3.5

All executive officers and
directors as a group
(8 persons)(13)                        304,494            2.4          3,798,971          59.7        21.8

---------------------------
*Less than one percent.

(1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2) Does not include shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

(3) In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: Peter J. Sprague, 22.4%; Steven Sprague, 3.5%; John E. Bagalay, Jr., 7.7%; Philippe Bertin, less than 1%; George Gilder, less than 1%; John E. McConnaughy, Jr., 6.8%; Gene W. Ray, 5.3%; The Titan Corporation, 5.2%; Boston
     University, 7.7%; and all Executive Officers and Directors as a group, 43.6%.

(4) Includes 331,330 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 320,000 shares held in trust for the benefit of Mr. Sprague's adult children, and for which Mr. Sprague is a trustee.

(5) Includes 94,530 shares which are subject to options presently exercisable or exercisable within 60 days.

(6) Includes 32,000 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 637,804 shares beneficially owned by Boston University, comprised of: (a) 542,856 shares and (b) 94,948 shares subject to warrants presently exercisable. Mr. Bagalay is Managing Director of Community Technology Fund, the venture capital affiliate of Boston University, which holds and manages the venture capital investments of Boston University. Mr. Bagalay disclaims beneficial ownership of the shares held by Boston University. The mailing address of Mr. Bagalay is 147 Bay State Road, Boston, Massachusetts.

(7) Includes 32,000 shares which are subject to options presently exercisable or exercisable within 60 days and 16,000 shares subject to warrants presently exercisable. Excludes 464,286 shares beneficially owned by Financiere Wagram Poncelet comprised of: (a) 442,857 shares, and (b) 21,429 shares subject to warrants presently exercisable. Mr. Bertin serves as Manager of Financiere Wagram Poncelet. Mr. Bertin disclaims beneficial ownership of the shares held by Financiere Wagram Poncelet, other than 16,000 shares subject to warrants granted to Mr. Bertin by Financiere Wagram Poncelet.

(8) Includes 48,667 shares which are subject to options presently exercisable or exercisable within 60 days.

(9) Includes 32,000 shares which are subject to options presently exercisable or exercisable within 60 days.

(10) Includes 32,000 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 415,776 shares beneficially owned by The Titan Corporation for which Mr. Ray serves as a director, President and Chief Executive Officer and 10,800 shares subject to warrants presently exercisable which are owned by The Titan Corporation. Mr. Ray disclaims beneficial ownership of the shares held by The Titan Corporation. The mailing address of Mr. Ray is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121.

(11) Includes 10,800 shares subject to warrants presently exercisable. The business address of The Titan Corporation is 3033 Science Park Road, San Diego, California 92121.

(12) Includes 94,948 shares subject to warrants presently exercisable. The business address of Boston University is 147 Bay State Road, Boston, Massachusetts.

(13) Includes 913,798 shares which are subject to options and warrants presently exercisable or exercisable within 60 days.




                            1. ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is certain information concerning each nominee. Each nominee is currently a director of the Company.


                                             Business Experience and Principal Occupation or      Director
Name and Age                               Employment During Past 5 Years; Other Directorships      Since
------------                             -------------------------------------------------------  --------

Peter J. Sprague(1)(4)..............     Chairman of the Company since 1988 and Chief  Executive    1988
  57                                     Officer of the  Company  since July 1991;  Chairman  of
                                         National Semiconductor  Corporation from 1965 until May
                                         1995;  Director of  Software  Professionals,  Inc.  and
                                         Pantepec  International,  Inc.;  Trustee  of the Strang
                                         Clinic;    Member   of   Academy    of    Distinguished
                                         Entrepreneurs, Babson College.

John E. Bagalay, Jr., Ph.D.(1)(2)(4)     Managing  Director  of  Community  Technology  Fund,  a    1993
  63                                     venture capital affiliate of Boston  University,  since
                                         September  1989;  General  Counsel  of  Lower  Colorado
                                         River  Authority  from October 1984 to September  1988;
                                         former General  Counsel of Texas  Commerce  Bancshares,
                                         Inc. and Houston  First  Financial  Group;  Director of
                                         Seragen,   Inc.,  Cytogen,   Inc.,  Hymedix,  Inc.  and
                                         several privately-held corporations.

Philippe Bertin(3)..................     Manager   of   Financiere   Wagram   Poncelet   (direct    1993
  47                                     marketing;  media)  since  December  1991;  Manager  of
                                         Midial S.A. (consumer goods) from 1984 until 1991.

George Gilder(4)....................     Senior  Fellow at the  Discovery  Institute in Seattle,    1993
  57                                     Washington;  author of nine books, including Life After
                                         Television,  Microcosm,  The  Spirit of Enterprise  and
                                         Wealth  and  Poverty;  contributing  editor  to  Forbes
                                         Magazine; former  chairman  of  the  Lehrman  Institute
                                         Economic Roundtable;  former Program  Director for  the
                                         Manhattan Institute;  recipient  of  White  House award
                                         for  Entrepreneurial  Excellence from President Reagan.

John E. McConnaughy, Jr.(1)(2)(3)(4)     Chairman   and   Chief   Executive   Officer   of  JEMC    1988
  67                                     Corporation (private  investments);  Chairman and Chief
                                         Executive Officer of Peabody International  Corporation
                                         (an environmental  services  company) from 1969 through
                                         1985;  Chairman  and  Chief  Executive  Officer  of GEO
                                         International  Corporation  (a nondestructive  testing,
                                         screen  printing and oil field services company   which
                                         was   spun-off   from Peabody)  from  February  1981 to
                                         October 1992; Director of Riddell Sports, Inc., Pantepec
                                         International, Inc., Commonwealth  Snack  Co., Transact
                                         International,  Inc., De-Vlieg Bullard, Inc., Enviropur
                                         Waste  Refining  & Technologies,  Inc.,  Oxigene,  Inc.
                                         and  Mego  Financial Corp.   Mr. McConnaughy  is also a
                                         member  of the Board of  Trustees of the Strang  Clinic
                                         and the Chairman of the Board of the  Harlem  School of
                                         the Arts.

Gene W. Ray, Ph.D.(3)...............     President and Chief  Executive  Officer and Director of    1993
  58                                     The  Titan   Corporation   (electronic   equipment  and
                                         communications systems manufacturer) since 1985.


--------------------------
(1) Member of Nominating Committee.
(2) Member of Compensation Committee.
(3) Member of Audit Committee
(4) Member of Executive Committee


     Dr. Gene W. Ray, a director,  President and Chief Executive  Officer of The
Titan  Corporation,   serves  as  a  director  of  the  Company  pursuant  to  a stockholders agreement between the Company and Titan.


Board and Committee Meetings; Directors' Compensation


     The Board of Directors met seven times during 1996. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and the Board Committees on which such director served, except that Mr. Bertin attended 72% of such meetings. The Board Committees include an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.


     The members of the Audit Committee are Messrs. Bertin, McConnaughy and Ray. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 1996, the Audit Committee held one meeting.

     The members of the Compensation Committee are Messrs. Bagalay and McConnaughy. The Compensation Committee administers the Company's stock option plans, and reviews and recommends compensation levels of the Company's executive officers. In 1996, the Compensation Committee held seven meetings.

     The members of the Nominating Committee are Messrs. Bagalay, McConnaughy and Sprague. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meeting and candidates to fill Board vacancies. The Nominating Committee will consider recommendations from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination, in writing, no later than December 31, 1997 to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations. In 1996, the Nominating Committee held no meetings.

     At an organizational meeting of the Board of Directors on May 23, 1996, the Board of Directors provided for an Executive Committee. The members of the Executive Committee are Messrs. Bagalay, Gilder, McConnaughy and Sprague. The Executive Committee assists the Chairman of the Company in the absence of a meeting of all members of the Board of Directors. The Executive Committee brings material matters to the attention of the Board of Directors and prepares the deliberation process of the Board of Directors, thus accelerating vital decisions for the Company. However, the Board of Directors did not delegate its full power to the Executive Committee and asked that the Executive Committee include all members of the Board of Directors in major decisions affecting the Company. In 1996, the Executive Committee held no meetings.

     Directors presently receive no cash compensation for serving on the Board of Directors. Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an annual grant of options to purchase 10,000 shares of Class A Common Stock at fair market value. The options are granted upon re-election after the annual meeting of the stockholders and vest 25% after each three-month period following grant. Options terminate upon the earliest to occur of (i) subject to (ii) below, three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee, and (iii) ten years after the date of grant. If there is a change of control of the Company, all outstanding stock options will become immediately exercisable.

Executive Compensation

     Summary Compensation Table

     The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the only other executive officers whose cash compensation exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities during 1994, 1995 and 1996.

                                                                                                Long Term
                                                                                           Compensation Awards
                                                                                           -------------------
                                                      Annual Compensation                    Number of Shares
                                                   ---------------------------                  Underlying
Name and Principal Position           Year          Salary($)        Bonus($)                   Options(#)
---------------------------           ----         ----------       ----------             -------------------
Peter J. Sprague                      1996          $160,000         $ 50,000                        -0-
   Chairman and Chief                 1995          $160,000         $    -0-                      1,995
   Executive Officer                  1994          $125,200         $100,000                        -0-


Steven Sprague(1)                     1996          $131,666         $    -0-                    150,000
   President and                      1995          $110,000         $    -0-                      1,995
   Chief Operating Officer            1994          $ 88,750         $    -0-                        -0-

---------------------------
(1) Mr. Steven Sprague was elected President and Chief Operating Officer on May 23, 1996 and was not previously an executive officer during 1996. Prior to that, Mr. Steven Sprague was Vice President of Operations of the Company from April 1994 to June 1995 and an employee of the Company in the areas of operations and strategic planning from November 1992 to April 1994.

     Option Grants Table

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 by the Company to the Named Executive Officers.

                                                                                    -----------------------------
                                                                                      Potential Realizable Value
                                                                                      at Assumed Annual Rates of
                         Number of     % of Total                                    Stock Price Appreciation For
                           Shares        Options                                            Option Term (1)
                         Underlying    Granted to      Exercise                     -----------------------------
                          Options       Employees       Price      Expiration
Name                    Granted (#)    Fiscal Year     ($/Share)      Date            5% ($)           10% ($)
----                    -----------    -----------     ---------   ----------         ------           -------

Peter J. Sprague            -0-            -0-            -             -               -0-              -0-
Steven Sprague           150,000(2)        12%          $3.09        5/23/06          $291,493         $738,700

--------------
(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% compounded annual rates of appreciation of the common stock from the date of grant of the options until the expiration of the options, based upon the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.

(2) These options vest in three installments on May 23, 1997, May 23, 1998 and May 23, 1999 and may become fully vested upon certain sales of assets, mergers and consolidations involving the Company.


     Fiscal Year End Option Value Table

     The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as at December 31, 1996. No options were exercised by the Named Executive Officers during 1996.


                                              Number of Shares                       Value of Unexercised
                                       Underlying Unexercised Options                In-The-Money Options
                                          at December 31, 1996 (#)                at December 31, 1996 ($)(1)
                                     --------------------------------          ---------------------------------
Name                                  Exercisable       Unexercisable           Exercisable        Unexercisable
--------------------------------     -------------      -------------          -------------       -------------

Peter J. Sprague.................        330,665              1,330          $     20,011        $       1,623
Steven Sprague...................         43,865            151,330          $        811        $       1,623

--------------------------------
(1) The last reported sale price for the Company's Class A Common Stock on the NASDAQ National Market System on December 31, 1996 was $2.31 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $2.31, multiplied by the number of shares of common stock underlying the respective options.



Certain Relationships and Related Transactions

Note Receivable from Director/Officer

     On November 16, 1992, the Company made a personal loan to Mr. Peter J. Sprague, Chairman and Chief Executive Officer of the Company, as evidenced by a note for $150,000, which sum was due and payable to the Company on January 16, 1993 and which bore interest at the rate of 10% per annum. On the due date, the note was canceled and the total amount owed was "rolled-over" into a subsequent note, dated May 12, 1993 for $150,000, plus accrued interest. The note is due on demand by the Company and accrues interest at the rate of 10% per annum. On April 22, 1993, the Company made an additional loan to Mr. Sprague for $23,175 as evidenced by a subsequent note, which is due on demand by the Company and which bears interest at a rate of 10% per annum. All of these loans were made to Mr. Sprague for personal reasons. As of December 31, 1996, Mr. Sprague's aggregate indebtedness (including accrued interest) to the Company under the notes totaled $244,705. No demand has been made as of the date hereof. The notes are secured by a pledge of 67,000 shares of Class B Common Stock.


Wave Interactive Network, Inc.

     Wave Interactive Network, Inc. ("WIN") was incorporated as a separate subsidiary of the Company in June 1995 and spun out in November 1995, when shares in the subsidiary were transferred in exchange for a demand note of $668,000 accruing interest at a rate of Prime plus 1% (the "Note"). The amount of the Note was based on the level of funding provided in 1995 to WIN by the Company. In this transaction, the Company retained a 1% ownership in WIN and transferred the remaining ownership to certain individuals, including former employees (approximately 65% was transferred to Steven Sprague, President and CEO of WIN, and three other children of Mr. Peter J. Sprague, Chairman and CEO of the Company). Subject to certain limitations associated with WIN's ability to raise additional capital, the note was convertible into an undiluted 20% of the common shares of WIN at the option of Wave. The note was fully reserved as its collectibility was dependent upon WIN's ability to raise additional capital.

     On December 30, 1996 WIN was merged with and into the Company. Pursuant to the Plan and Agreement of Merger between Wave and WIN, dated as of October 18, 1996 (the "Merger Agreement"), the Company issued to the shareholders of WIN, other than the Company (the "WIN Shareholders"), a total of 375,000 unregistered shares of the Company's Class B Common Stock based upon a conversion ratio of
37.88 shares of the Company's Class B Common Stock for each share of common stock, par value $.01, of WIN held by the WIN Shareholders. Under the Merger Agreement, the Company also agreed to issue to the WIN Shareholders 325,000 shares of the Company's Class B Common Stock contingent upon the achievement of a specified operating milestone prior to December 30, 1999. On October 18, 1996, as part of the merger the Company assumed a debt obligation of WIN owed to a third party by issuing a convertible note in the principal amount of $455,911 due on April 18, 1998 bearing interest at a rate equal to ten percent per annum (the "Convertible Note"). The Convertible Note is convertible into a number of the Company's unregistered Class A Common Stock for a period beginning on April 1, 1997 and ending April 18, 1998 calculated as the greater of (a) the number of shares that would be acquired at 80% of the fair market value of the Class A Common Stock or (b) 250,000 shares plus 2,000 shares for each month the note is outstanding. Also, as part of the merger, the Company issued a warrant for the purchase of unregistered shares of the Company's Class A Common Stock to such third party at a price of $1.25 per share. The exercise period of such warrant is defined as the period commencing on the earlier date of the conversion of the Convertible Note or April 18, 1998 and ending five years from the date of issuance of such warrant. The number of shares able to be purchased under this warrant is based on a formula of $170,000 divided by 80% of the fair market value of the Class A Common Stock at the time of conversion.


Compensation to Steven Sprague

     Steven Sprague received aggregate compensation of $131,666 and $110,000 for services rendered to the Company in 1996 and 1995, respectively. Steven Sprague is the son of Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company.


Amended and Restated License Agreement and Assignment

     Pursuant to an Amended and Restated License Agreement, dated February 14, 1994, and related Patent Assignment and Security Agreement, Mr. Peter J. Sprague assigned his interest in a patent for the metering and usage of serial data information to the Company in exchange for a non-terminable royalty interest. The Company has agreed to payment of royalties to Mr. Sprague of 2% of the gross revenues (less actual amounts paid to information, database and content providers, hardware manufacturers and suppliers, search and retrieval software suppliers, consolidators of information and network providers) derived from the Company's technology based on the patent. The royalty payments are allocated 75% to Mr. Sprague and 25% to a former officer of the Company, and are secured by a security interest in and to the patent.


License and Cross-License Agreement

     On May 1, 1992, the Company entered into a Joint Technology Development Agreement and License and Cross-License Agreement with The Titan Corporation whereby Titan granted to the Company license rights to the use of certain patents which are co-owned by Titan. Dr. Gene W. Ray, a director of the Company, is a director, President and Chief Executive Officer of Titan. The Company granted to Titan the exclusive right to make for, sell in, and lease in a "Retained Market," as defined in the agreement, the subject matter described in any Company patent. The Retained Market is defined generally as the market for "Government Information," as defined in the agreement, used solely by a government entity, and the market for products used to access such information. On February 28, 1997 the Company and Titan executed an addendum to the License and Cross-License Agreement whereby the Company received a sole license to the licensed patent to develop and distribute products to the in-home consumer microcomputer market segment. Under this addendum to the License and Cross-License Agreement, Titan waived any and all defaults by the Company under the License and Cross-License Agreement occurring prior to February 28, 1997.





Report of the Compensation Committee

General

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The current members of the Committee are Messrs. John E. Bagalay, Jr. and John E. McConnaughy, Jr. The Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers, and administers the Company's stock option plans, including the awarding of grants thereunder.


Compensation Philosophy

     Executive compensation is heavily tied to corporate performance through the granting of stock options. As a development stage company, the Company has sought to contain costs with low cash salaries and bonuses.

     The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") since the Company has not and does not currently anticipate paying cash compensation in excess of $1 million per annum to any employee. The Company intends to administer its stock option plans in accordance with Section 162(m) of the Code.


Base Salaries and Bonuses for 1996

     Base salaries for 1996 remained substantially lower than levels in the competitive marketplace for executives with comparable experience, consistent with the Company's position as a development stage company. A bonus of $50,000 was awarded to Mr. Peter J. Sprague, Chairman and Chief Executive Officer, in recognition of corporate and individual performance.


Compensation of the Chief Executive Officer

     Compensation of the Chief Executive Officer was determined in accordance with the criteria set forth above. The Committee believes that CEO compensation was appropriately based upon the Company's financial position and performance.

           John E. Bagalay, Jr.           John E. McConnaughy, Jr.


Performance Graph

     The following line graph compares the Company's cumulative total return to stockholders with the cumulative total return of the Nasdaq Market Value Index and the Computer Related Services SIC Code Index from August 31, 1994 (the date on which the Company's Class A Common Stock was first publicly traded) through December 31, 1996. These comparisons assume the investment of $100 on August 31, 1994 and the reinvestment of dividends.

                               Wave Systems Corp.
              Comparison of Cumulative Total Return to Stockholders
                    August 31, 1994 through December 31, 1996

        COMPARISON OF CUMULATIVE TOTAL RETURN TO STOCKHOLDERS AMONG WAVE
        SYSTEMS CORP.,  NASDAQ MARKET VALUE INDEX,  AND COMPUTER RELATED
        SERVICES INDEX FROM AUGUST 31, 1994 THROUGH DECEMBER 31, 1996.

               Wave Systems             Computer Related              NASDAQ Market
Date               Corp.               Services Peer Group             Value Index
----           ------------            -------------------            -------------

9/30/94           100.00                     98.24                        98.90
12/30/94           60.00                     93.67                        96.91
3/31/95            26.25                     79.56                        99.77
6/30/95            67.50                     76.44                       109.15
9/29/95            65.00                     90.51                       121.61
12/29/95           55.00                     79.09                       120.64
3/29/96            68.75                    105.08                       126.21
6/28/96            40.00                    112.77                       135.56
9/30/96            30.00                    152.55                       139.30
12/31/96           43.75                    122.40                       145.85



Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.


     Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 1996 fiscal year, all required Section 16(a) filings were made, except that a Form 4 for John E. McConnaughy, Jr., a director of the Company, was filed late in connection with the sale of 30,000 shares of Class A Common Stock.



2. AMENDMENT TO THE RESTATED  CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF
                   AUTHORIZED SHARES OF CLASS A COMMON STOCK


     The Board of Directors recommends that the shareholders approve the proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Class A Common Stock from 25 million to 50 million shares. At June 13, 1997, 14,337,525 shares of Class A Common Stock and 5,512,255 shares of Class B Common Stock were outstanding. Thus, including the number of shares of Class A Common Stock reserved for the conversion of the Company's Class B Common Stock, the conversion of outstanding shares of the Company's convertible preferred securities, and the exercise of outstanding warrants and options, there were less that one thousand shares of Class A Common Stock available for issuance (or delivery from the treasury of the Company), and if the current proposal is adopted, this amount will be increased to approximately 25 million shares. If the proposed amendment is adopted, the first paragraph of Article Fourth of the Company's Restated Certificate of Incorporation will be amended to read as follows:


     FOURTH. (1) The total number of shares of stock which the Corporation shall have authority to issue is Sixty Five Million (65,000,000) shares divided into the following classes:

               (a) Fifty Million (50,000,000) shares of Class A Common stock with a par value of one cent ($0.01) per share;

               (b) Thirteen Million (13,000,000) shares of Class B Common Stock with a par value of one cent ($0.01) per share; and

               (c) Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.


     The increase in authorized shares of Class A Common Stock would permit the Company to (i) sell shares for cash, (ii) continue the issuance of shares in connection with the Company's 1994 Stock Option Plan, (iii) issue shares in connection with the Company's 1996 Performance Stock Option Plan, (iv) issue shares in connection with a proposed license and software development agreement whereby the Company will receive a license to proprietary technology owned by a third party in consideration for 500,000 shares of Class A Common Stock and warrants to purchase up to 15% of the outstanding shares of the Company, (v) reserve approximately 2,600,000 shares of Class A Common Stock shares in connection with an agreement with certain holders of the Company's Class B Common Stock who undertook not to convert their shares of Class B Common Stock into shares of Class A Common Stock in order that the Company had a sufficient number of shares of Class A Common Stock to reserve against the conversion of convertible preferred stock that was issued on May 30, 1997, and (iv) use the Class A Common Stock for other purposes, without the delay and expense of calling a special meeting of shareholders for such purpose. If the proposed increase in the amount of authorized shares of Class A Common Stock is approved, the shares could be issued by action of the Board of Directors, at any time and for any purpose, without further approval or action by the shareholders, subject to the provisions of the Restated Certificate of Incorporation and other applicable legal requirements. The Company currently plans to issue shares in connection with the Company's stock option plans and upon conversion of the Company's outstanding convertible securities.


     The issuance of additional shares of Class A Common Stock in certain transactions and under certain circumstances could have the effect of discouraging or impeding an unfriendly attempt to acquire control of the Company. Shares of Class A Common Stock could be issued to persons, firms or entities known to be more favorable to management, thus creating possible voting impediments and assisting management to retain their positions. The Board of Directors is unaware of any pending or proposed effort to take control of the Company or to change management and there have been no contacts or negotiations with the Board of Directors in this connection.

         Shareholders have no preemptive rights to purchase any additional shares of Class A Common Stock which may be issued. Accordingly, the issuance of additional shares would likely reduce the percentage interest of current shareholders in the total outstanding shares. The terms of the additional shares of Class A Common Stock will be identical to those of the currently outstanding Class A Common Stock.


     An affirmative vote of the holders of the majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Class A Common Stock from 25 million to 50 million shares.


     The Board of Directors recommends that the shareholders vote "FOR" this proposed amendment to the Restated Certificate of Incorporation.



               3. AMENDMENT TO THE 1994 EMPLOYEE STOCK OPTION PLAN


     The Board of Directors adopted on March 6, 1997, subject to approval by the stockholders, an amendment (the "1997 Amendment") to the Company's 1994 Employee Stock Option Plan (the "1994 Employee Plan"). The 1997 Amendment increases by a total of 1,000,000 the number of shares of the Company's Class A Common Stock reserved for issuance under the 1994 Employee Plan. The Company has in the past used, and intends in the future to use, stock options as an incentive device to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options enhance the Company's ability to attract and retain needed personnel. As of March 31, 1997, options to purchase an aggregate of 121,554 shares of Class A Common Stock had been exercised under the 1994 Employee Plan, and options to purchase 1,518,930 shares of Class A Common Stock were outstanding under the 1994 Employee Plan. Accordingly, a limited number of shares remained available for future grants under the 1994 Employee Plan as of such date.


     Under the terms of the 1994 Employee Plan, the Company is authorized to grant stock options that qualify as incentive stock options ("ISOs") under
Section 422 of the Code and non-qualified stock options ("NQSOs") to salaried officers and other key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries, for up to an aggregate of 2,000,000 shares of Class A Common Stock. The following summary of certain features of the 1994 Employee Plan is qualified in its entirety by reference to the full text of the 1994 Employee Plan, a copy of which will be furnished to any stockholder, upon written request of such stockholder directed to Mr. James Stokes Hatch, Secretary, 480 Pleasant Street, Lee, Massachusetts 01238.


Summary of the 1994 Employee Plan and the 1997 Amendment


     General. The 1994 Employee Plan, as currently in effect, permits the Company to grant ISOs and NQSOs to salaried officers and other key employees. The 1994 Employee Plan terminates on January 1, 2004 and no options may be granted after the termination date. The 1994 Employee Plan covers a maximum of 2,000,000 shares of Class A Common Stock, which will be increased to a total of 3,000,000 shares if the 1997 Amendment is approved (subject to share adjustments as described below), which may be either authorized and unissued shares of Class A Common Stock or shares held in the Company's treasury. When an option lapses, expires, terminates or is forfeited, the related shares of Class A Common Stock may be available for distribution in connection with future options. Adjustments may be made in the number of shares reserved under the 1994 Employee Plan, in the option price and in the number of shares subject to stock options, in the event of a merger, reorganization, consolidation, recapitalization or stock dividend, and in the event of certain other changes described in the 1994 Employee Plan or any other changes in the Company's corporate structure that affect the Class A Common Stock or has an effect similar to any of the foregoing. No employee may be granted options covering, in the aggregate, more than 100,000 shares of Class A Common Stock in any fiscal year of the Company (subject to adjustment as provided above).


     Because grants under the 1994 Employee Plan are discretionary, the Company cannot now determine the number of options to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees or directors as a group. The number of such options and awards shall be determined by the Compensation Committee, pursuant to the terms of the 1994 Employee Plan. It is currently estimated that there are 40 employees eligible to participate in the 1994 Employee Plan. For information concerning the ownership of options by the Named Executive Officers, see "Executive Compensation" above.


     Administration. The 1994 Employee Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the 1994 Employee Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom options may be granted, (ii) determine the type of options to be granted and the terms and conditions of any options granted, and (iii) determine the number of shares of common stock subject to each option granted. In addition, the Compensation Committee is authorized to interpret the 1994 Employee Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the 1994 Employee Plan.


     Stock Options. Stock options granted under the 1994 Employee Plan may be either ISOs or NQSOs. The aggregate fair market value (determined as of the time of the grant of an ISO) of the Class A Common Stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the Plan and any other stock option plan of the Company may not exceed $100,000.


     The exercise price for stock options shall be determined by the Compensation Committee and shall be set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option shall not be less than the fair market value of a share of Class A Common Stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). On June 13, 1997, the closing sale price of the Class A Common Stock, as reported by Nasdaq, was $1.375 per share.


     The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Options may be exercised within three months following the retirement of an optionee and within twelve months following the death or disability of an optionee; provided, that no option may be exercised following the period of exercisability set forth in the agreement related thereto.

     Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds. Options granted under the 1994 Employee Plan may also provide for the option holder to receive an additional option (the "Reload Option") to purchase the number of shares tendered by an optionee in exercising a stock option. The exercise price of the Reload Option shall equal the fair market value of the Class A Common Stock on the date of the grant of the Reload Option.

     Stock  options  are  nontransferable  other  than by will or by the laws of
descent  and  distribution,   and  stock  options  are  exercisable  during  the
optionee's lifetime only by the optionee.

     Change of Control. In the event of a "Change of Control," as defined in the 1994 Employee Plan, all options outstanding shall be immediately and fully exercisable and shall become fully vested.

     Amendments. The Board of Directors may terminate, suspend or amend the 1994 Employee Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options, and provided further that the Board may not, without the approval of stockholders (i) increase the maximum number of shares which may be issued pursuant to the provisions of the 1994 Employee Plan, (ii) change the class of individuals eligible to receive options under the 1994 Employee Plan, (iii) materially increase the benefits accruing to participants under the 1994 Employee Plan, or (iv) extend the term of the 1994 Employee Plan.

     Withholding Taxes. The 1994 Employee Plan provides that the Company may deduct from any distribution to an employee an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld.


Federal Income Tax Consequences

     The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants.

     Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.


     If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of:
(i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.


     The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.


     Non-Qualified Stock Options. With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.


     Section 162(m) of the Code generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1,000,000 per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation. It is the Company's intention that options granted under the 1994 Employee Plan qualify as "performance-based" compensation under Section 162(m).


Recommendation and Vote

     An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1997 Amendment. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" approval of the 1997 Amendment.

     The Board of Directors recommends that the stockholders vote "FOR" approval of the 1997 Amendment.



              4. APPROVAL OF THE 1996 PERFORMANCE STOCK OPTION PLAN

     The Board of Directors adopted on September 5, 1996, subject to approval by the stockholders, the 1996 Performance Stock Option Plan (the "Performance Plan"). The Performance Plan reserves 800,000 shares of Class A Common Stock to be granted to employees of the Company or any of its subsidiaries, consultants and others to purchase shares of the Company's Class A Common Stock. The Performance Plan is designed to enable the Company to attract and retain the best available personnel, to provide additional incentive to employees, consultants and others, to promote the success of the Company and reward those who are contributing to the success of the Company as it commercializes its technology.

     Under the terms of the Performance Plan, the Company is authorized to grant options that qualify as incentive stock options or ISOs under Section 422 of the Internal Revenue Code and non-qualified options or NQSOs to employees of the Company or any of its subsidiaries, to consultants and others to purchase shares of the Company's capital stock. The options pursuant to the Performance Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services. The following summary of certain features of the Performance Plan is qualified in its entirety by reference to the full text of the Performance Plan, a copy of which will be furnished to any stockholder, upon written request of such stockholder directed to Mr. James Stokes Hatch, Secretary, 480 Pleasant Street, Lee, Massachusetts 01238.


Summary of the Performance Plan


     General. The Performance Plan permits the Company to grant ISOs and NQSOs to employees, consultants and others. The Performance Plan is designed to create specific incentives to achieve specifically defined performance benchmarks by providing certain key personnel with options that will vest upon the occurrence of such specifically defined performance benchmarks. The Performance Plan terminates at the close of business on September 5, 1996, unless sooner terminated by action of the Compensation Committee, or the Board of Directors if there is no Compensation Committee. The Performance Plan covers a maximum of 800,000 shares of the authorized Class A Common Stock, which may be either authorized and unissued shares of Class A Common Stock or shares of Class A Common Stock held in the Company's treasury, or both, at the discretion of the Company. When any outstanding option or portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option, the related shares of Class A Common Stock may be available for distribution in connection with other options granted under the Performance Plan. Adjustments may be made in the number of shares reserved under the Performance Plan, in the option price and in the number of shares subject to stock options and shares of the Company may be appropriately substituted for new shares in the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division, sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing.


     Because grants under the Performance Plan are discretionary, the Company cannot now determine the number of options to be received by any particular person. The number of such options shall be determined by the Compensation Committee, or the Board of Directors if there is no Compensation Committee, pursuant to the terms of the Performance Plan. It is currently estimated that 10 employees are eligible to participate in the Performance Plan.


     Administration. The Performance Plan is administered by the Compensation Committee, or the Board of Directors if there is no Compensation Committee. The Compensation Committee is comprised of no fewer than two members of the Board of Directors, who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the Performance Plan, to (i) select employees of the Company, consultants, and others as recipients of options; (ii) determine the number and type of options to be granted; (iii) determine the terms and conditions of any options granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Performance Plan as it shall deem advisable; (v) interpret the terms and provisions of the Performance Plan and any option granted and any agreements relating thereto; and
(vi) otherwise supervise the administration of the Performance Plan.


     Stock Options. Stock options granted under the Performance Plan may be either ISOs or NQSOs. If the aggregate fair market value (determined as of the time of the grant of an ISO) of shares with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the Performance Plan and any other stock option plan of the Company and any parent or any subsidiary of the Company exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.


     The exercise price for stock options shall be determined by the Compensation Committee, or the Board of Directors if there is no Compensation Committee, and shall be set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option shall not be less than the fair market value of a share of Class A Common Stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). On June 13, 1997, the closing sale price of the Class A Common Stock, as reported by Nasdaq, was $1.375 per share.


     The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Options may be exercised within three months following the retirement of an optionee and within twelve months following the death or disability of an optionee, provided, that no option may be exercised following the period of exercisability set forth in the agreement related thereto. Except as otherwise determined by the Compensation Committee if an optionee voluntarily terminates his or her employment, or is discharged, any option granted under the Performance Plan shall be canceled and the optionee shall have no further rights to exercise any such option and all of the optionee's rights shall terminate as of the effective date of such termination of employment.

     Stock options may be exercised by an optionee in whole or in part by giving written notice to the Secretary of the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted Class A Common Stock having a fair market value equal to the cash exercise price of the options being exercised. If the Company in its sole discretion establishes other cashless exercise features optionees may also exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds.

     Stock  options  are  nontransferable  other  than by will or by the laws of
descent  and  distribution,   and  stock  options  are  exercisable  during  the
optionee's lifetime only by the optionee.

     Change of Control. In the event of a "Change of Control," as defined in the Performance Plan, all options outstanding shall be immediately and fully exercisable during the remaining term thereof, shall become fully vested and shall remain so, whether or not the optionee to whom such options have been granted remains an employee of the company or its subsidiaries.

     Amendments. The Compensation Committee may terminate, suspend or amend the Performance Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options, and provided further that the Compensation Committee may not, without the approval of stockholders
(i) increase the total number of shares which may be issued under the Performance Plan, (ii) modify the provisions of the Performance Plan relating to eligibility, (iii) materially increase the benefits accruing to participants under the Performance Plan, or (iv) extend the maximum period of the Performance Plan.

     Withholding Taxes. The Performance Plan provides that the Company may deduct from any distribution to an employee, consultant or other an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld.


Federal Income Tax Consequences

     The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants.

     Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.


     If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of:
(i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.


     The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.


     Non-Qualified Stock Options. With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares


     Section 162(m) of the Code generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1,000,000 per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation. It is the Company's intention that options granted under the Performance Plan qualify as "performance-based" compensation under Section 162(m).


Recommendation and Vote

     An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Performance Plan. Grants made prior to such stockholder approval shall be contingent on such approval. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" approval of the Performance Plan.

     The Board of Directors recommends that the stockholders vote "FOR" approval of the Performance Plan.




5. APPROVAL TO PERMIT THE ISSUANCE TO THE HOLDER OF THE OUTSTANDING SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK AND SERIES D CONVERTIBLE PREFERRED STOCK THAT NUMBER OF SHARES OF CLASS A COMMON STOCK THAT EQUALS OR EXCEEDS 20% OF THE NUMBER OF OUTSTANDING COMMON STOCK OF THE COMPANY AS AT DECEMBER 27, 1996 OR MAY 30, 1997, RESPECTIVELY.


     The Board of Directors recommends that the stockholders approve a proposal to permit the issuance of that number of shares of Class A Common Stock, which shall constitute 20% or more of the Company's outstanding common stock, to the holders of certain convertible preferred stock issued by the Company.


     On December 27, 1996 the Company issued 150,000 shares of Series C Convertible Preferred Stock, at a price of $20 per share (the "Series C Preferred Stock"), for an aggregate of $3,000,000. The shares were sold to one accredited investor (the "Preferred Shareholder") pursuant to Regulation D promulgated under the Securities Act of 1933 (the "Act"). The Series C Convertible Preferred Stock is convertible into the Class A Common Stock of the Company at an effective conversion price of the lower of (i) $2.31, or (ii) 80% of the average closing bid price on the Nasdaq National Market System of the Company's Class A Common Stock for the five trading days immediately preceding the Date of Conversion, defined in the certificate of designation filed on December 27, 1996 to designate the Series C Preferred Stock (the "Series C Certificate of Designation").

     On May 30, 1997 the Company issued 80,000 shares of Series D Convertible Preferred Stock, at a price of $20 per share (the "Series D Preferred Stock"), for an aggregate of $1,600,000. The shares were sold to the Preferred Shareholder pursuant to Regulation D promulgated under the Act. The Series D Convertible Preferred Stock is convertible into the Class A Common Stock of the Company at an effective conversion price of the lower of (i) $1.35, or (ii) 80% of the average closing bid price on the Nasdaq National Market System of the Company's Class A Common Stock for the five trading days immediately preceding the Date of Conversion, defined in the certificate of designation filed on May 30, 1997, which is materially the same as the Series C Certificate of Designation, to designate the Series D Preferred Stock (collectively with the Series C Certificate of Designation, the "Certificates of Designation").

     Pursuant to the Certificates of Designation and subject to the requirements of Rule 4460(i) of the NASDAQ National Market shareholder approval is required if the total number of shares of the Class A Common Stock issuable upon conversion of either the Series C Preferred Stock or the Series D Preferred Stock equals or exceeds 20% of the outstanding common stock as at either December 27, 1996 or May 30, 1997, respectively. Pursuant to the Certificates of Designation, if shareholder approval is not granted prior to such time when the Preferred Shareholder shall be able to convert its Series C Preferred Stock and Series D Preferred Stock into that number of shares of Class A Common Stock equal to, or greater than, 20% of the number of shares of common stock outstanding at either December 27, 1996 or May 30, 1997, respectively, the Company may be required to redeem that number of unconverted shares of Series C Preferred Stock and Series D Preferred Stock at a premium from legally available capital (the "Redemption"). The Certificates of Designation provide that the Preferred Stockholder has the option to demand either the Redemption or that the Company submit a proposal to the shareholders to approve the issuance of that number of shares of Class A Common Stock to the Preferred Stockholder upon conversion of the remaining shares of Series C Preferred Stock and Series D Preferred Stock that would equal or exceed 20% of the number of shares of common stock outstanding as at either December 27, 1996 or May 30, 1997, respectively.

     An affirmative vote of a majority of the total votes cast on this proposal by the holders of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the proposal to permit the issuance of that number of shares of Class A Common Stock issuable upon the conversion of Series C Preferred Stock or Series D Preferred Stock that would equal or exceed 20% of the number of Shares of Common Stock outstanding as at either December 27, 1996 or May 30, 1997, respectively, to the Preferred Stockholder.


     The Board of Directors recommends that the shareholders vote "FOR" this proposal.


             6. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP to act as the Company's independent auditors for the year ending December 31, 1997, subject to the ratification of such appointment by the stockholders at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

     The Board of Directors recommends that the stockholders vote "FOR" ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year.



                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

     All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Kissel-Blake Inc. has been retained to assist in the solicitation of proxies for a fee of approximately $12,000 plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Proxy Statement:

     (a) Annual Report on Form 10-K, as amended, of the Company for the year ended December 31, 1997; and

     (b) Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997.


     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Proxy Statement.


     This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of these documents (other than certain exhibits to such documents) are available to each person, including any beneficial owner, to whom a copy of this Proxy Statement is delivered, without charge, upon written or oral request. Requests should be directed to Wave
Systems Corp., James Stokes Hatch, Secretary, 480 Pleasant Street, Lee, Massachusetts 01238.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials for the 1997 Annual Meeting should be addressed to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238 and must be received no later than December 31, 1997.

                                           By Order of the Board of Directors,



                                           /s/ James Stokes Hatch


                                           James Stokes Hatch
                                           Secretary


New York, New York
June 23, 1997

--------------------------------------------------------------------------------
                                      PROXY
--------------------------------------------------------------------------------
                               Wave Systems Corp.

          For Annual Meeting of the Shareholders of Wave Systems Corp.

           This proxy is solicited on behalf of the Board of Directors


     The undersigned hereby appoints Peter J. Sprague, and John E. McConnaughy, Jr., and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the offices of the Company, 540 Madison Avenue, New York, New York, on Thursday, July 17, 1997 commencing at 4:00 PM and at any adjournments thereof.

                  (Continued and to be signed on Reverse Side)

                   Please date, sign and mail your proxy card
                            back as soon as possible!

                          AnnualMeeting of Shareholders
                               WAVE SYSTEMS CORP.

                                  July 17, 1997


                 Please Detach and mail in the Envelope Provided

[X] Please mark your votes and in this example.

1.  Election of  directors:    VOTE FOR    VOTE WITHHELD FOR   Peter J. Sprague,
John E. Bagalay, Jr., Philippe Bertin, George Gilder, John E. McConnaughy, Jr. and Gene W. Ray.

FOR all nominees listed at right, excpet vote withheld from following nominees (if any):


--------------------------------------------------------------------------------

2. FOR AGAINST ABSTAIN Proposal to approve an Amendment to the Restated Certificate of Incorporation of the Company to increase the number of shares of Class A Common Stock that the Company shall have authority to issue from 25 million to 50 million shares.

3. FOR AGAINST  ABSTAIN  Proposal to amend the  Company's  1994  Employee  Stock
Option Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 1,000,000 shares.

4. FOR AGAINST ABSTAIN Proposal to approve the Company's 1996 Performance Stock Option Plan;


5. FOR AGAINST ABSTAIN Proposal to permit the issuance to the holder of the outstanding shares of the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock that number of shares of Class A Common Stock that equals or exceeds 20 % of that number of shares of outstanding common stock of the Company as at December 27, 1996 or May 30, 1997, respectively.


6. FOR AGAINST ABSTAIN Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997.

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be valid in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1,2,3,4,5 and 6.

Dated:  ____________, 1997
                                           ----------------------------------
                                                       Signature

NOTE: This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. For joint accounts, each owner should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer.